Exhibit 99.27

MBNA MASTER CREDIT CARD TRUST II

SERIES 1997-I

KEY PERFORMANCE FACTORS
November 30, 1997



        Expected B Maturity                                        8/16/04


        Blended Coupon                                             6.4932%



        Excess Protection Level
          3 Month Average   4.37%
          November, 1997   4.97%
          October, 1997                                                  5.44%
          September, 1997
2.71%


        Cash Yield                                  17.42%


        Investor Charge Offs                         5.01%


        Base Rate                                    7.44%


        Over 35 Day Delinquency                      4.98%


        Seller's Interest                           11.93%


        Total Payment Rate                          12.41%


        Total Principal Balance                         $31,670,462,473.51


        Investor Participation Amount                      $750,000,000.00


        Seller Participation Amount                      $3,779,127,955.02